Exhibit 32.1
                                                                    ------------

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                       (as adopted pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002)

         In connection with the quarterly report of Strategy International Insurance Group, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Stonhill, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


March 22, 2005
                                              /s/ Stephen Stonhill
                                              ---------------------------
                                              Stephen Stonhill
                                              Chief Executive Officer

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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